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EX.99 B10(b)


1701 Market Street                                             Morgan, Lewis
Philadelphia, PA 19103-2921                                    & Bockius LLP
215-963-5000                                                   COUNSELORS AT LAW
Fax: 215-963-5299



April 24, 2000




Board of Trustees
The Penn Mutual Life Insurance Company
Philadelphia, Pennsylvania  19172


Re:     PIA Variable Annuity Account I
        ------------------------------
        SEC Registration No. 33-83120
        -----------------------------


Dear Ladies and Gentlemen:

We hereby consent to the reference of our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of this Post-Effective Amendment No. 6. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


Very truly yours,


/s/ Morgan, Lewis & Bockius LLP
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